Exhibit 99.(h)(15)

AMENDMENT TO

COMPLIANCE SERVICES AGREEMENT

This AMENDMENT to COMPLIANCE SERVICES AGREEMENT (the “Amendment”) made as of July 1, 2015 between CAVANAL HILL FUNDS, formerly known as American Performance Funds, a Massachusetts business trust (the “Trust”) and CITI FUND SERVICES OHIO, INC., formerly known as BISYS Fund Services Ohio, Inc., an Ohio corporation (“Citi”), to that certain Compliance Services Agreement, dated September 28, 2004, between the Trust and Citi (as amended and in effect on the date hereof, the “Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Citi performs certain compliance services for the Trust;

WHEREAS, Citi and the Trust wish to enter into this Amendment to the Agreement in order to extend the term of the Agreement and make certain other changes;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Trust and Citi hereby agree as follows:

1.             Term.

In Section 5, all references to “June 30, 2015, shall be amended to be “June 30, 2016”.

2.             Fees and Expenses.

(a)           Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“Citi shall be entitled to receive from the Trust the amounts set forth on Schedule A hereto, reflecting the amounts charged by Citi for the performance of services under this Agreement. The fees hereunder shall be in addition to all fees and expenses charged by Citi under the Sub-Administration Agreement.”

(b)           Section 3(b) is hereby amended by adding the following to the beginning of the first sentence:

“In addition to paying Citi the fees set forth in Schedule A,”

(c)           The attached Schedule A is hereby incorporated and made part of this Agreement.

1

3.            Representations and Warranties.

(a)           The Trust represents (i) that it has full power and authority to enter into and perform this Amendment and (ii) that this Amendment will be presented to the Board of Trustees of the Trust (the “Board”) for the Board’s review and approval.

(b)           Citi represents that it has full power and authority to enter into and perform this Amendment.

4.            Miscellaneous.

(a)           This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)           Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

(c)           Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)          This Amendment may be executed in counterparts, each of which shall be an original but all which, taken together, shall constitute one and the same agreement.

*           *           *           *           *

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

CAVANAL HILL FUNDS

By :	/s/ James L. Huntzinger

Name:	James L. Huntzinger

Title:	President

CITI FUND SERVICES OHIO, INC.

By:	/s/ Jay Martin

Name:	Jay Martin

Title:	President

3

SCHEDULE A

TO COMPLIANCE SERVICES AGREEMENT

Compliance Services Fees

38a-1 Compliance Fee	$50,000

CCO Fee	$60,000

All annual fees set forth above shall be payable in equal monthly installments.

Out of Pocket Expenses

Out of pocket expenses are not included in the above fees and shall also be paid to Citi in accordance with the provisions of this Agreement.

4